EXHIBIT 21




SUBSIDIARIES OF THE SMITHFIELD COMPANIES, INC.


                                                                    STATE OF
                         NAME                                    INCORPORATION

The Smithfield Ham and Products, Inc. . . . . . . . . . . . . . . . Virginia

Pruden Packing Co., Inc. . . . . . . . . . . . . . . . . . . . . .  Virginia

Williamsburg Foods, Inc. . . . . . . . . . . . . . . . . . . . . .  Virginia

The Peanut Shop, Inc. . . . . . . . . . . . . . . . . . . . . . . . Virginia

The E. M. Todd Company, Incorporated . . . . . . . . . . . . . . .  Virginia